Exhibit 4.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of February 16, 2021 (this “Second Amendment”), by and between hopTo Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). Unless the context otherwise requires, capitalized terms used in this Second Amendment have the respective meaning given to them in the Original Agreement (defined below).

RECITALS

The Company and the Rights Agent entered into a Rights Agreement, dated as of February 16, 2018 (the “Original Agreement”).

On November 18, 2018, the Original Agreement was amended by a first amendment (the “First Amendment”).

The board of directors of the Company has (1) determined that no Distribution Date has occurred as of the date of this Second Amendment and (2) taken action to amend the Original Agreement, as amended by the First Amendment, as contemplated herein.

AGREEMENT

In consideration of the foregoing, the parties, intending to be legally bound hereby, agree as follows:

1. Section 7 of the Agreement is hereby amended as follows:

(a) Clause (a)(i) shall be removed and replaced with the following:

(i) the Close of Business on February 16, 2031 (the “Final Expiration Date”),

2. Exhibit B to the Agreement is hereby amended as follows:

(a) The reference to “FEBRUARY 16, 2021” on page B-1 shall be removed and replaced with “FEBRUARY 16, 2031.”

3. Exhibit C to the Agreement is hereby amended as follows:

The first bullet point in the eleventh paragraph of Exhibit C shall be removed and replaced with the following:

the close of business on February 16, 2031;

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This Second Amendment has been executed and delivered by an authorized representative of each of the undersigned as of the date first written above.

HOPTO, INC.

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title:	Chief Executive Officer, President and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

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